SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
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DWS RREEF Real Estate Fund, Inc.

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TABLE OF CONTENTS

DWS RREEF REAL ESTATE FUND, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
LIQUIDATION
PROXY STATEMENT
ITEMS 1 and 2: ELECTION OF DIRECTORS
ITEM 3: APPROVAL OF LIQUIDATION AND DISSOLUTION
APPENDIX
INSTRUCTIONS FOR SIGNING PROXY CARD
EXHIBIT A
NOMINEE/DIRECTOR SHARE OWNERSHIP
EXHIBIT B
DWS RREEF REAL ESTATE FUND, INC. PLAN OF LIQUIDATION AND DISSOLUTION

RESHAPING INVESTING

345 Park Avenue New York, New York 10154 (800) 349-4281

December 30, 2009

DWS RREEF Real Estate Fund, Inc.

To the Stockholders:

The Annual Meeting of Stockholders of DWS RREEF Real Estate Fund, Inc. (the “Fund”) is to be held at 10:00 a.m., Eastern time, on Friday, January 29, 2010 at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017. Stockholders who are unable to attend the meeting of the Fund are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind. A Notice of Annual Meeting of Stockholders, a Proxy Statement regarding the Annual Meeting, a proxy card for your vote at the Annual Meeting and a postage prepaid envelope in which to return your proxy are enclosed.

At the Annual Meeting, the stockholders of the Fund will (i) elect the Fund’s Directors and (ii) consider and act upon a proposal recommended by the Directors to liquidate all the assets of the Fund and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund (the “Board”), as set forth in the Notice of Annual Meeting of Stockholders and as explained in the Proxy Statement. There will also be an opportunity to discuss matters of interest to you as a stockholder. The Fund’s Directors recommend that you vote in favor of their nominees for Director and that you vote for approval of the liquidation and dissolution of the Fund.

In formulating its recommendation for the Plan, the Board considered a number of factors, including the significant losses in your Fund’s portfolio over the course of the past year. At a May 2009 special meeting of your Fund’s stockholders, the Board recommended a proposal to liquidate the Fund, however the proposal did not receive the number of votes legally required for approval. Since that time, the Board has maintained an active role in monitoring and addressing the challenges facing the Fund, and has successfully negotiated a significant reduction in the management fee paid by your Fund. Even though Fund performance has rebounded significantly in the second half of 2009, and the Fund appears well positioned to continue to operate, the Board believes that stockholders should consider liquidation of the Fund again as an attractive opportunity for realizing net asset value for their shares.

On November 5, 2009, the Fund entered into a Cooperation and Voting Agreement (the “Cooperation Agreement”) with the Susan L. Ciciora Trust and its adviser Mr. Stewart R. Horejsi (collectively, the “Covered Stockholders”). The Covered Stockholders are significant stockholders of the Fund, having voting control over approximately 16.52% of the Fund’s outstanding common shares as of December 21, 2009. Pursuant to the Cooperation Agreement, the Covered Stockholders have withdrawn their previously announced proposals related to the operation and governance of the Fund and they have agreed to vote in favor of the liquidation and dissolution of the Fund in accordance with the Plan. Pursuant to the Cooperation Agreement, if the Plan is not approved at the upcoming Annual Meeting, the Board will submit a materially similar plan of liquidation and dissolution to stockholders for a vote at least once each calendar year until December 31, 2012. The terms of the Cooperation Agreement are described in greater detail in the accompanying Proxy Statement.

Your vote is very important to us. Thank you for your response and for your continued investment.

Respectfully,

Paul K. Freeman
Chairman of the Board of Directors

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING FOR THE FUND ARE URGED TO SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE ANNUAL MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

DWS RREEF REAL ESTATE FUND, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Please take notice that the Annual Meeting of Stockholders of DWS RREEF Real Estate Fund, Inc., a Maryland corporation (the “Fund”) (the “Meeting”), will be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, on Friday, January 29, 2010 at 10:00 a.m., Eastern time, for the following purposes:

ELECTION OF DIRECTORS

Item

1	To consider and vote upon the election of Mr. Kenneth C. Froewiss as a Class III Director of the Fund, to hold office for a term of three years and until his successor has been duly elected and qualifies. (To be voted on by holders of the Fund’s preferred stock only.)
2	To consider and vote upon the election of Ms. Rebecca W. Rimel, Messrs. William McClayton and William N. Searcy, Jr. as Class III Directors of the Fund, each to hold office for a term of three years and until her or his respective successor has been duly elected and qualifies.

LIQUIDATION

Item

3	To consider and vote upon the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.

Except as specifically noted above, all stockholders of the Fund will vote together as a single class on the matters presented for a vote at the Meeting.

The appointed proxies will vote in their discretion on any other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof. Holders of record of shares of the Fund at the close of business on December 21, 2009 are entitled to vote at the Annual Meeting of the Fund and any postponement(s) or adjournment(s) thereof.

By order of the Board of Directors,

John Millette,
Secretary

December 30, 2009

IMPORTANT — WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD MAY SAVE THE FUND THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE ANNUAL MEETING. INSTRUCTIONS FOR SIGNING THE PROXY CARD ARE LISTED IN AN APPENDIX TO THIS PROXY STATEMENT. IF YOU CAN ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

DWS RREEF REAL ESTATE FUND, INC.

PROXY STATEMENT

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 29, 2010. This proxy statement is available at www.envisionreports.com/rreef.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DWS RREEF Real Estate Fund, Inc., a Maryland corporation (the “Fund”), for use at the Annual Meeting of Stockholders of the Fund, to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, on Friday, January 29, 2010 at 10:00 a.m., Eastern time, and at any postponement(s) or adjournment(s) thereof (the “Meeting”).

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being mailed to stockholders on or about December 31, 2009, or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it 1) in person at the Meeting or 2) by submitting a notice of revocation by mail (addressed to the Secretary of the Fund at One Beacon Street, Boston, Massachusetts 02108). Any stockholder giving a proxy may also revoke it by executing or authorizing a later-dated proxy by mail, touch-tone telephone or via the Internet. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in accordance with the Board’s recommendations as stated in the Proxy Statement. Also, all votes entitled to be cast will be cast in the proxies’ discretion on any other matters as may properly come before the Meeting.

Holders of the Fund’s preferred stock will vote as a separate class on Item 1. Holders of the Fund’s preferred stock and common stock will vote together as a single class on Items 2 and 3.

ITEMS 1 and 2:  ELECTION OF DIRECTORS

Persons named as proxies on the accompanying proxy card intend, in the absence of contrary instructions with respect to the holders of common stock and, as applicable, preferred stock of the Fund, to vote all proxies “FOR” the election of (i) the nominee indicated in Item 1 and listed in “Information Concerning Nominees” as a Class III Director of the Fund, and (ii) the three nominees indicated in Item 2 and listed in “Information Concerning Nominees” as Class III Directors of the Fund. If elected, Ms. Rimel and Messrs. Froewiss, McClayton and Searcy will each serve for a term of three years on the Board of the Fund and until his or her respective successor has been duly elected and qualifies or until he or she sooner retires, resigns or is removed from office.

All nominees have consented to stand for election and to serve if elected. If any such nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors of the Fund to replace any such nominee.

Information Concerning Nominees

The following table sets forth certain information concerning each of the nominees for Director of the Fund. Each of Ms. Rimel and Messrs. Froewiss, McClayton and Searcy is now a Director of the Fund and of other DWS funds managed by Deutsche Investment Management Americas Inc. (“DIMA” or the “Investment Manager”). Unless otherwise noted, each of the nominees has engaged in the principal occupation listed in the following table for the past five years, but not necessarily in the same capacity. For election of Directors at the Meeting, the Board of Directors has approved the nomination of the individuals listed in the following table.

Independent Directors/Nominees*

Position with the
Fund and Length
of Time Served,
Term of Office
Nominated for,
and Number of
DWS Funds
Overseen or to be
Name and Year of	Business Experience and Directorships	Overseen by
Birth(1)	During the Past 5 Years	Director/Nominee

Kenneth C. Froewiss (1945)	Adjunct Professor of Finance, NYU Stern School of Business (September 2009-present; Clinical Professor from 1997-September 2009); Member, Finance Committee, Association for Asian Studies (2002-present); Director, Mitsui Sumitomo Insurance Group (US) (2004-present); prior thereto, Managing Director, J.P. Morgan (investment banking firm) (until 1996)	Board Member since 2006; Term: Class III Director of the Fund until 2012; Number of Funds Overseen: 126.

Position with the
Fund and Length
of Time Served,
Term of Office
Nominated for,
and Number of
DWS Funds
Overseen or to be
Name and Year of	Business Experience and Directorships	Overseen by
Birth(1)	During the Past 5 Years	Director/Nominee

William McClayton (1944)	Managing Director, Diamond Management & Technology Consultants, Inc. (global management consulting firm) (2001-present); Directorship: Board of Managers, YMCA of Metropolitan Chicago; formerly, Senior Partner, Arthur Andersen LLP (accounting) (1966-2001); Trustee, Ravinia Festival	Board Member since 2008; Term: Class III Director of the Fund until 2012;Number of Funds Overseen: 126.
Rebecca W. Rimel (1951)	President and Chief Executive Officer, The Pew Charitable Trusts (charitable organization) (1994 to present); Trustee, Thomas Jefferson Foundation (charitable organization) (1994 to present); Trustee, Pro Publica (charitable organization) (2007 to present). Formerly, Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983-2004); Board Member, Investor Education (charitable organization) (2004-2005); Trustee, Executive Committee, Philadelphia Chamber of Commerce (2001- 2007); Director, Viasys Health Care (January 2007-June 2007)	Board Member since 2002; Term: Class III Director of the Fund until 2012; Number of Funds Overseen: 126.

Position with the
Fund and Length
of Time Served,
Term of Office
Nominated for,
and Number of
DWS Funds
Overseen or to be
Name and Year of	Business Experience and Directorships	Overseen by
Birth(1)	During the Past 5 Years	Director/Nominee

William N. Searcy, Jr. (1946)	Private investor since October 2003; Trustee of 20 open-end mutual funds managed by Sun Capital Advisers, Inc. (since October 1998). Formerly, Pension & Savings Trust Officer, Sprint Corporation (telecommunications) (November 1989-September 2003)	Board Member since 2002; Term: Class III Director of the Fund until 2012; Number of Funds Overseen: 126.

*	Director or Nominee for Director who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(1)	The mailing address of each Director Nominee is c/o Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904.

Information Concerning Continuing Directors

The Board of Directors of the Fund is divided into three classes. The terms of Class I and Class II Directors do not expire at the Meeting. The following table sets forth certain information regarding the Directors in such classes. Unless otherwise noted, each Director has engaged in the principal occupation listed in the following table for the past five years, but not necessarily in the same capacity.

Independent Directors*

Position with the
Fund and Length
of Time Served,
Number of DWS
	Business Experience and Directorships	Funds Overseen
Name and Year of Birth(1)	During the Past 5 Years	by Director

John W. Ballantine (1946)	Retired; formerly, Executive Vice President and Chief Risk Management Officer, First Chicago NBD Corporation/The First National Bank of Chicago (1996-1998); Executive Vice President and Head of International Banking (1995-1996). Directorships: Healthways Inc. (provider of disease and care management services); Portland General Electric (utility company); Stockwell Capital Investments PLC (private equity); former Directorships: First Oak Brook Bancshares, Inc. and Oak Brook Bank	Board Member since 2008; Number of Funds Overseen: 126.

Position with the
Fund and Length
of Time Served,
Number of DWS
	Business Experience and Directorships	Funds Overseen
Name and Year of Birth(1)	During the Past 5 Years	by Director

Henry P. Becton, Jr. (1943)	Vice Chair, WGBH Educational Foundation. Directorships: Association of Public Television Stations; Becton Dickinson and Company (medical technology company); Belo Corporation (media company); Public Radio International; PRX, The Public Radio Exchange; The PBS Foundation. Former Directorships: Boston Museum of Science; American Public Television; Concord Academy; New England Aquarium; Mass. Corporation for Educational Telecommunications; Committee for Economic Development; Public Broadcasting Service	Board Member since 2007; Number of Funds Overseen: 126.

Position with the
Fund and Length
of Time Served,
Number of DWS
	Business Experience and Directorships	Funds Overseen
Name and Year of Birth(1)	During the Past 5 Years	by Director

Dawn-Marie Driscoll (1946)	President, Driscoll Associates (consulting firm); Executive Fellow, Center for Business Ethics, Bentley University; formerly, Partner, Palmer & Dodge (1988-1990); Vice President of Corporate Affairs and General Counsel, Filene’s (1978-1988). Directorships: Trustee of 20 open-end mutual funds managed by Sun Capital Advisers, Inc. (since 2007); Director of ICI Mutual Insurance Company (since 2007); Advisory Board, Center for Business Ethics, Bentley University; Trustee, Southwest Florida Community Foundation (charitable organization); Former Directorships: Investment Company Institute (audit, executive, nominating committees) and Independent Directors Council (governance, executive committees)	Board Member since 2006; Number of Funds Overseen: 126.
Keith R. Fox (1954)	Managing General Partner, Exeter Capital Partners (a series of private equity funds). Directorships: Progressive Holding Corporation (kitchen goods importer and distributor); Natural History, Inc. (magazine publisher); Box Top Media Inc. (advertising); The Kennel Shop (retailer)	Board Member since 2006; Number of Funds Overseen: 126.

Position with the
Fund and Length
of Time Served,
Number of DWS
	Business Experience and Directorships	Funds Overseen
Name and Year of Birth(1)	During the Past 5 Years	by Director

Paul K. Freeman (1950)	Consultant, World Bank/Inter-American Development Bank; Governing Council of the Independent Directors Council (governance, executive committees); formerly, Project Leader, International Institute for Applied Systems Analysis (1998-2001); Chief Executive Officer, The Eric Group, Inc. (environmental insurance) (1986-1998)	Board Member since 2008, Chairperson since 2009; Number of Funds Overseen: 126.
Richard J. Herring (1946)	Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania (since July 1972); Co-Director, Wharton Financial Institutions Center (since July 2000); Director, Japan Equity Fund, Inc. (since September 2007), Thai Capital Fund, Inc. (since September 2007), Singapore Fund, Inc. (since September 2007). Formerly, Vice Dean and Director, Wharton Undergraduate Division (July 1995-June 2000); Director, Lauder Institute of International Management Studies (July 2000-June 2006)	Board Member since 2002; Number of Funds Overseen: 126.

Position with the
Fund and Length
of Time Served,
Number of DWS
	Business Experience and Directorships	Funds Overseen
Name and Year of Birth(1)	During the Past 5 Years	by Director

Jean Gleason Stromberg (1943)	Retired. Formerly, Consultant (1997-2001); Director, US Government Accountability Office (1996-1997); Partner, Fulbright & Jaworski, L.L.P. (law firm) (1978-1996). Directorships: The William and Flora Hewlett Foundation; Business Leadership Council, Wellesley College. Former Directorships: Service Source, Inc., Mutual Fund Directors Forum (2002-2004), American Bar Retirement Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996)	Board Member since 2006; Number of Funds Overseen: 126.
Robert H. Wadsworth (1940)	President, Robert H. Wadsworth & Associates, Inc. (consulting firm) (1983 to present); Director, The Phoenix Boys Choir Association	Board Member since 2002; Number of Funds Overseen: 129.

*	Director who is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(1)	The mailing address of each Director is c/o Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904.

As reported to the Fund, Exhibit A to this Proxy Statement sets forth the dollar range of securities beneficially owned and the amount of shares beneficially owned by the Board Members and Nominees in the Fund as of December 21, 2009.

Under the Board Governance Policies, the Board has established the expectation that within three years of becoming a Board Member, a Board Member will have invested in the aggregate at least $200,000 in the DWS funds.

Required Vote; Recommendation of the Board of Directors

The election of a Class III Director under Item 1 requires the affirmative vote of the holders of a majority of the Fund’s shares of preferred stock outstanding and entitled to vote thereon, voting separately as a class. The election of a Class III Director under Item 2 requires the affirmative vote of the holders of a majority of the Fund’s shares of common stock and preferred stock outstanding and entitled to vote thereon, voting together as a single class. With respect to each of Items 1 and 2, abstentions and broker non-votes, if any, will have the effect of votes against the applicable nominee(s). The Board of Directors of the Fund recommends that stockholders vote “FOR” its nominees.

ITEM 3:	APPROVAL OF LIQUIDATION AND DISSOLUTION

Following a comprehensive review of the Fund’s prospects in early 2009, the Board presented a recommendation that stockholders approve the liquidation of the Fund. At the time it approved that recommendation in March 2009, the Board identified a number of benefits that a liquidation would have for common stockholders, including: realizing the current net asset value of their investment, thereby eliminating the impact of the current trading discount; realizing a tax loss that they could use to offset other market gains; avoiding potentially higher operating costs associated with the reduced size of the Fund; and having the opportunity to reinvest in another real estate investment vehicle of their choosing. Although the liquidation proposal failed to gain the votes legally required for approval at the May 2009 special meeting of stockholders, by voting for the proposed liquidation at that time many stockholders expressed a preference for liquidating their investment at net asset value.

Since the May 2009 stockholder meeting, the Board has actively monitored and sought to address the challenges facing the Fund. Significant losses in your Fund’s portfolio over the course of the past year dramatically reduced the size of the Fund and caused the operating costs to become a larger burden on stockholders. Effective September 1, 2009, the Board successfully negotiated a reduction in the management fee paid by your Fund from 0.85% of the Fund’s average daily total managed assets to 0.55%, though this reduction has not fully offset the increase in other Fund expenses as a percentage of assets of the Fund. Fund performance rebounded significantly beginning in the middle part of 2009, with net returns of 46.20% and 44.61% (at net asset value) in the second and third quarters, respectively, and the Board currently believes the Fund is reasonably well positioned to continue to operate in accordance with its stated objective and policies. Notwithstanding these improvements in the Fund’s condition, the Board also believes that in light of the small size of the Fund and the discount in the trading price of the Fund’s shares, stockholders should consider liquidation of the Fund again as an attractive opportunity for realizing net asset value for their shares. The Board continues to believe that liquidation is the best available option for maximizing stockholder value and treating all stockholders equally, but recognizes that this is ultimately a decision to be made by stockholders.

At a meeting on September 11, 2009, after careful deliberation, the Board determined that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution attached to this Proxy Statement as Exhibit B (the “Plan”) is in the best interests of stockholders and unanimously adopted, advised and approved the Plan, subject to approval of the Fund’s stockholders. Accordingly, the Board is recommending that stockholders support a liquidation proposal at the upcoming Meeting.

The failure of the liquidation proposal at the May 2009 special meeting of stockholders was due in large part to opposition by a major stockholder of the Fund. In a significant show of support for the Board’s current recommendation to liquidate the Fund, on November 5, 2009, the Susan L. Ciciora Trust and its adviser, Mr. Stewart R. Horejsi (collectively, the “Covered Stockholders”) entered into a Cooperation and Voting Agreement (the “Cooperation Agreement”) with the Fund and DIMA. The Covered Stockholders are significant stockholders of the Fund, having voting power over approximately 16.52% of the Fund’s outstanding common stock as of December 21, 2009. Pursuant to the Cooperation Agreement, the Covered Stockholders have agreed to vote in favor of the liquidation of the Fund pursuant to the Plan at the Meeting.

The Cooperation Agreement is described in greater detail below under the heading “Cooperation and Voting Agreement.” The Susan L. Ciciora Trust had previously indicated its intent to solicit proxies in favor of its nominees to serve on the Board and its proposals to terminate the Fund’s Investment Management Agreement with DIMA and the Investment Advisory Agreement between DIMA and RREEF America, L.L.C. with respect to the Fund and had opposed the liquidation of the Fund. In connection with the Cooperation Agreement, the Covered Stockholders have agreed that until December 31, 2012 they will not nominate any individuals to serve on the Board, will support the liquidation of the Fund, will not make any stockholder proposals at any meetings of the stockholders of the Fund and will vote in accordance with the Board’s recommendations with respect to matters put to a stockholder vote. The Fund and DIMA have agreed to support the liquidation proposal that will be put to a stockholder vote at the Meeting and, if the Plan is not approved at the Meeting, that a plan of liquidation materially the same as the Plan will be presented to stockholders for a vote at least one time per calendar year until December 31, 2012.

Specific factors considered by the Board in determining to recommend approval of the Plan, which build upon the deliberations outlined above, include the following:

•	Asset Levels. The Board considered the dramatic reduction in asset levels of the Fund over the past year. As of November 30, 2009, the Fund’s net assets (i.e., assets attributable to the Fund’s common stock) were $62,425,786.14 as compared with a high of $301,537,325 on August 11, 2008. In addition, to maintain a level of leverage consistent with net assets attributable to the Fund’s common shares, the Fund was required to redeem a substantial portion of its preferred stock.

•	Expense Ratio. The Board considered that, as a result of its reduced size, the Fund has experienced increasing expense ratios. For the fiscal years ending December 31, 2007 and 2008, the Fund’s expense ratios were 1.04% and 1.47%, respectively. These expense ratios are based on the average daily net assets of the Fund during the applicable year. Based on the Fund’s $48,188,424 in net assets as of July 31, 2009, and taking into account a reduction in the Fund’s management fee from 0.85% to 0.55% effective September 1, 2009, DIMA has estimated the Fund’s expense ratio going forward would be 1.69% (an estimate based on the Fund’s $62,425,786.14 in net assets as of November 30, 2009 yields a projected expense ratio of 1.46%). (The expense ratios considered by the Board include certain costs related to maintaining leverage using the Fund’s preferred stock, which may be offset by income earned on assets attributable to leverage.)

•	Trading Discount. For much of the past year, the Fund has been trading at a significant discount to net asset value. For example, on August 14, 2009 (the day prior to the Fund’s public announcement of the liquidation to be voted on at the Meeting), the Fund’s trading discount stood at -21.78%. On November 6, 2009, prior to the public announcement that the Covered Stockholders agreed to support the liquidation of the Fund at the Meeting, the Fund’s trading discount was -17.51%. As of November 30, 2009, subsequent to the announcement of the execution of the Cooperation Agreement and the Covered Stockholders’ public statements in support of the liquidation of the Fund recommended by the Board, the trading discount had narrowed to -8.82%. Upon liquidation, common stockholders would receive cash equal to the net asset value of their shares, which would allow common stockholders to realize the value of the Fund’s remaining discount.

•	Alternatives. The Board considered various alternatives to liquidation and dissolution, including mergers with other funds, converting the Fund to an open-end fund and continuing to operate as a stand-alone, leveraged closed-end fund. After consideration, the Board determined merging the Fund or converting it to an open-end fund to be impractical alternatives. The Board also considered additional means of providing liquidity to stockholders, such as a tender offer for its shares, which would provide some stockholders an opportunity to sell at least a portion of their shares at a price near net asset value, but determined to defer further consideration of such alternatives until after the Meeting. As noted above, the Board currently expects to ask stockholders to vote on the liquidation of the Fund at future annual meetings if the Plan is not approved at the Meeting.

•	Preferred Stockholder Liquidity. Preferred stockholders would be provided with liquidity that is not currently available due to stalled preferred share auctions.

•	Tax Considerations. The federal income tax consequences of the Plan on the Fund and its stockholders, including that most longer-term stockholders may well realize significant capital losses, which could be used to offset capital gains (either in the current tax year or in the future).

•	Expenses of Liquidation. In reaching its conclusions, the Board considered the anticipated expenses associated with a liquidation, including transaction costs, that may be incurred in the sale of the Fund’s assets.

Required Vote; Recommendation of the Board of Directors

The approval of the liquidation and dissolution of the Fund pursuant to the Plan under Item 3 requires the affirmative vote of the holders of a majority of the Fund’s shares of common stock and preferred stock outstanding and entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes will have the effect of votes against the Plan. The Board of Directors of the Fund recommends that Fund stockholders vote “FOR” approval of the liquidation and dissolution of the Fund pursuant to the Plan.

Description of Plan of Liquidation and Distribution

The following description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Exhibit B. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company. The Plan will become effective for the Fund upon its adoption and approval by the holders of the requisite number of the outstanding shares of the Fund (the “Effective Date”). After the Effective Date, the Board, acting either as a whole or through a specially designated committee of the Board, will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders, and doing all other acts required to liquidate and wind up its business and affairs. In no event may the Cessation Date occur later than December 31, 2010. (Plan, Sections 1 and 2.)

The Plan would not require any change in the Fund’s investment program upon the Effective Date, as the Cessation Date is the first time when the Fund would begin to wind up its affairs. However, after the Effective Date and prior to the Cessation Date, the Fund may adjust its portfolio to include more liquid assets, as may be deemed appropriate by the Fund’s investment adviser. During this time, the Fund may, but is not required to, commence the sale of portfolio securities and the investment of the proceeds of such sales in investment grade short-term debt securities denominated in U.S. dollars, U.S. cash or U.S. cash equivalents. Following the Cessation Date, the Fund will convert any remaining portfolio securities to U.S. cash or U.S. cash equivalents. (Plan, Section 5.)

Payment of Debts. Prior to any payments to stockholders, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund’s books and to discharge such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund (collectively, the “Liabilities”). (Plan, Section 6.)

Liquidation Preference for Preferred Stockholders. As soon as practicable after the Cessation Date, the Fund will distribute to preferred stockholders the liquidation preference ($25,000 per share, plus any accrued, unpaid dividends) (the “Liquidation Preference”). Such preferred stockholders shall be entitled to no further participation in any distribution or payment in connection with the liquidation and dissolution of the Fund. Until the Liquidation Preference has been paid in full to the holders of all outstanding shares of preferred stock of the Fund, no dividends or distributions may be made to common stockholders. (Plan, Section 7.)

Liquidation Distribution for Common Stockholders. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities (including any possible liabilities associated with the litigation described above) and payment of the Liquidation Preference, the Fund will (A) pay to common stockholders, pro rata in accordance with their proportionate interests in the Fund, such dividend distributions as necessary to avoid any Fund-level income or excise tax liability for federal income tax purposes; and (B) distribute to common stockholders, pro rata in accordance with their proportionate interests in the Fund, all of the remaining net assets of the Fund, in complete cancellation of the outstanding shares of common stock of the Fund ((A) and (B) are collectively referred to as the “Liquidation Distribution”). The Fund may pay the Liquidation Distribution in more than one installment, if appropriate, to ensure the orderly disposition of portfolio securities.

After the Liquidation Distribution, the Fund may make one or more subsequent distributions to common stockholders (e.g., cash or other assets retained to pay the Liabilities in excess of the amounts ultimately required) at the time and under the conditions established by the Board. (Plan, Section 8.)

Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund. (Plan, Section 9.)

Restriction of Transfer of Common Shares. The Plan provides that the proportionate interests of common stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund shall be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates, and the Fund’s common shares will cease to be traded on NYSE Amex. (Plan, Section 3.)

Board Power to Amend the Plan. The Plan provides that the Board has the authority to authorize such non-material variations from, or non-material amendments of, the provisions of the Plan (other than the terms of the Liquidating Distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders. (Plan, Section 12.) However, it is the Board’s current intention to liquidate and dissolve the Fund as soon as practicable following the Effective Date.

Impact of the Plan on the Fund’s Status under the 1940 Act. Following the Cessation Date, the Fund will cease doing business as a registered investment company and will apply for de-registration under the 1940 Act. It is expected that the Securities and Exchange Commission (the “SEC”) will issue an order approving the de-registration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its de-registration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. To the extent that sufficient amounts have been set aside by the Fund in a reserve fund or otherwise, the costs related to any filings with respect to de-registration will be expenses of the Fund. (To the extent that there is any shortfall, the Fund expects the costs will be covered by DIMA.) (Plan, Sections 10 and 13.)

Procedure for Dissolution under Maryland Law. After the Cessation Date, Articles of Dissolution with respect to the Fund stating that the dissolution has been authorized will, in due course, be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. (Plan, Section 14.)

Distribution to Common Stockholders

As described above, after the Fund discharges and/or makes reasonable provisions for the payment of the Liabilities and pays the Liquidation Preference to preferred stockholders, the Fund’s common stockholders will receive their proportionate interest in the net distributable assets of the Fund. The Fund’s net assets applicable to common stockholders (i.e., after payment of the Liquidation Preference to preferred stockholders), at value, on November 30, 2009 were $62,425,786.14. At such date, the Fund had 15,715,597 common shares outstanding. Accordingly, on November 30, 2009, the net asset value per common share of the Fund was $3.97. The Fund’s net asset value may be different at the time of the Liquidation Distribution due to factors such as the volatility of prices of real estate securities and any difference between the price used for an asset to calculate the Fund’s net asset value and the price at which the Fund can actually sell that asset. In addition, the Fund’s net asset value could be adversely affected prior to such time due to factors such as: (i) dividends paid on preferred stock; (ii) transaction costs and expenses of liquidating the Fund’s securities and dissolving the Fund; and (iii) adverse effects on the sale price of particular securities currently held by the Fund due to sale by the Fund of a large percentage of the outstanding shares, or a large percentage of the trading volume, of such securities.

Tax Consequences of the Plan

The following is only a general summary of the U.S. federal income tax consequences of the Plan with respect to the Fund. Stockholders should consult with their own tax advisors for advice regarding the application of current U.S. federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.

The liquidating distributions (excluding any dividend distributions, which will be taxed as described below) received by a stockholder will be treated for U.S. federal income tax purposes as full payment for the stockholder’s shares. Thus, stockholders who are subject to U.S. federal income tax will be treated as recognizing a gain or loss based on the difference in value between the liquidation proceeds (excluding any dividend distributions) received and their tax basis in their Fund shares. Such gain or loss would be long-term or short-term, depending on how long the stockholders had held their shares.

The Fund may declare and designate a dividend or dividends, to the extent of the Fund’s net investment income and net realized capital gains that have not previously been distributed with respect to the Fund’s most recently completed taxable year and the final taxable period, to be paid as part of the Liquidation Distribution. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a stockholder has owned his or her shares. In general, a Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Distributions of net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss) that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to stockholders as ordinary income. Distributions from capital gains are generally made after applying any available capital loss carryforwards.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income, but as a general rule the Fund may carry net capital losses forward for eight years and use them to offset capital gains realized during such period. Any net capital losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such net capital losses arose will expire unused. All net capital losses carried forward are treated as short-term capital losses, and will offset any short-term capital gains before offsetting any long-term capital gains. The Fund’s ability to use net capital losses to offset gains may be limited as a result of certain acquisitive reorganizations and shifts in ownership of the Fund by a stockholder owning or treated as owning 5% or more of the stock of the Fund.

As of November 30, 2009, the Fund had $162,087,231 in net capital loss carryforwards and realized and unrealized gross capital losses (collectively, “Fund Losses”) that could be used to offset current or future capital gains, if any. (Such capital loss carryforwards expire at various dates through 2017.) The Fund had $15,647,842 of unrealized gross capital gains as of the same date. If the Plan is approved and all or a portion of such capital gains or any additional capital gains are realized with respect to the Fund, the Fund would be able to use a portion of its Fund Losses to offset such gains. Any remaining Fund Losses that are not used to offset capital gains realized in the course of sales converting Fund securities to cash will be lost, and the benefit of such Fund Losses will not pass through to stockholders. However, if the Plan is not approved and the Fund continues its existence, it is highly uncertain whether sufficient capital gains could be generated in the future to use the entire amount of the Fund Losses before they expire. In addition, most longer-term stockholders of the Fund may well realize significant capital losses as a result of the liquidation and dissolution of the Fund, which could be used to offset capital gains (either in the current tax year or in the future).

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any stockholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to backup withholding.

Shares Entitled to Vote and Other Information

Holders of record of shares of the Fund at the close of business on December 21, 2009 (the “Record Date”) will be entitled to one vote per share on each matter as to which they are entitled to vote at the Meeting and any postponement(s) or adjournment(s) thereof.

On the Record Date, the following number of shares were issued and outstanding for each class and series of the Fund:

Issued and
Shares	Outstanding

Common Stock	15,715,596.80
Series A Preferred Stock	440
Series B Preferred Stock	440

The presence at any stockholders’ meeting, in person or by proxy, of stockholders of the Fund entitled to cast a majority of all the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. If a proposal is to be voted on by only one class of the Fund’s shares, a quorum of that class of shares must be present at the Meeting in order for the proposal to be considered. A quorum of a class of the Fund’s shares is constituted by the presence at any stockholders’ meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast by such class. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes,” if any, will be treated as shares that are present but that have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

At the Meeting, common stockholders of the Fund will have equal voting rights (i.e., one vote per share) with the Fund’s preferred stockholders as to matters on which they are entitled to vote. The preferred stockholders of the Fund will vote together with common stockholders of the Fund as a single class on Items 2 and 3. Only the preferred stockholders of the Fund, voting as a separate class, will vote on Item 1. If any other matters properly come before the Meeting, a determination will be made with regard to those classes of stock entitled to vote thereon.

The Fund provides periodic reports to all stockholders which highlight relevant information, including investment results and a review of portfolio changes. You may request an additional copy of the annual report for the Fund for the fiscal year ended December 31, 2008 and the semi-annual report for the Fund for the six-month period ended June 30, 2009 without charge, by calling 800-349-4281, writing to the Fund at 345 Park Avenue, New York, New York 10154, or visiting the Fund’s website at www.dws-investments.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund’s officers and directors, investment manager, investment advisor, affiliates of the Fund’s investment manager and investment advisor, and persons who beneficially own more than ten percent of a registered class of the Fund’s outstanding securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in such ownership with the SEC. Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.

Based on a review of reports filed and written representations by the Reporting Persons that no year-end reports were required for such persons, all filings required for the fiscal year ended December 31, 2008 were timely.

As of the Record Date, four Directors of the Fund, Mr. Becton, Ms. Driscoll, Mr. Froewiss and Dr. Herring, owned, respectively, 900, 200, 500 and 900 shares of common stock of the Fund, in each case representing less than 1% of the outstanding shares of the Fund’s common stock. No other Directors nor the Fund’s principal executive officer or principal financial officer owned shares of the Fund. In total, the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

According to SEC Schedule 13F, 13G and/or 13D/A filings made as of December 21, 2009, the following stockholders owned beneficially more than 5% of a class of the Fund’s outstanding stock. Unless otherwise indicated, each stockholder has sole voting and dispositive power with respect to the common or preferred shares beneficially owned by such stockholder.

		Shares
Share Class	Name and Address	Owned	% Ownership

Common	Susan L. Ciciora Trust 1029 West 3rd Avenue, Suite 400 Anchorage, Alaska 99503	2,596,016	16.52	%*
Common	Bulldog Investors, Phillip Goldstein and Andrew Dakos Park 80 West, Plaza Two Saddle Brook, NJ 07663	814,753	5.18	%**
Auction Preferred Stock	UBS AG Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	1,096	78.29	%***

*	Holdings reported on Schedule 13D/A filed on November 6, 2009 by the Susan L. Ciciora Trust.

**	Holdings reported on Schedule 13G filed on October 30, 2009 by Bulldog Investors Inc.

***	Holdings reported on Schedule 13G filed on February 10, 2009 by UBS AG, for the benefit and on behalf of UBS Securities LLC and UBS Financial Services Inc., two wholly-owned subsidiaries of UBS AG to which UBS AG has delegated portions of its performance obligations with respect to the Auction Rate Securities Rights issued by UBS AG to certain clients and pursuant to which the securities reported herein have been purchased from such clients. UBS AG shares voting and dispositive rights with respect to the auction preferred stock.

Except as noted above, to the knowledge of the Fund, as of the Record Date, no stockholder or “group,” as that term is defined in Section 13(d) of the Securities Exchange Act of 1934, owned beneficially more than 5% of any class of the Fund’s outstanding shares.

Cooperation and Voting Agreement

As discussed above, on November 5, 2009 the Fund and DIMA entered into the Cooperation Agreement with the Covered Stockholders. The Covered Stockholders have agreed to support the liquidation of the Fund, have withdrawn and agreed to not pursue their previously announced proposals related to the operation and governance of the Fund, including the withdrawal of their nominees for election to the Fund’s Board and have agreed to refrain from making any additional proposals or nominations with respect to the Meeting (and all additional meetings of stockholders of the Fund, if any, held on or before December 31, 2012).

The Covered Stockholders have also: (i) agreed that all shares of the Fund beneficially owned by them and certain affiliates as of November 5, 2009, plus any shares of the Fund of which they become beneficial owners in the future, shall be voted as recommended by the Board with respect to all matters (including each director nominee and the proposal to approve the Plan or any plan of liquidation and dissolution that is materially the same as the Plan) brought to a stockholder vote at the Meeting (and all additional meetings of stockholders of the Fund, if any, held on or before December 31, 2012); (ii) agreed to use their best efforts to effect stockholder approval of the liquidation of the Fund, including taking reasonable measures in support thereof as requested by DIMA or the Fund, which may include making public statements in support of the liquidation of the Fund, to the extent such requests do not cause the Covered Stockholders to incur material out of pocket expenses; (iii) agreed to refrain from directly or indirectly soliciting or encouraging others to vote against the Board’s recommendations on any matters submitted to the stockholders of the Fund; (iv) agreed to make, and subsequently have made, an amended filing on Schedule 13D and issue, and subsequently have issued, a press release, each announcing the withdrawal of their proposals and their intent to support the liquidation of the Fund; (v) agreed to not make any demands to exercise their rights of inspection with respect to the Meeting (and all additional meetings of stockholders of the Fund, if any, held on or before December 31, 2012); (vi) agreed to refrain from (A) directly or indirectly proposing any form of business combination, restructuring, recapitalization, dissolution or similar transaction involving the Fund except with the consent of the Fund, (B) executing any written consent with respect to the any shares of the Fund, except with the consent of the Fund, (C) joining or participating in any “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, concerning the Fund other than for the purpose of supporting the liquidation and dissolution of the Fund in accordance with the Plan or a plan of liquidation and dissolution that is materially the same as the Plan, (D) seeking the removal of or voting in favor of the removal of any member of the Board, (E) seeking control over the management or policies of the Fund and (F) calling or requesting the call of any special meeting of the stockholders of the Fund; and (vii) agreed that they, and certain affiliates, will not purchase, or acquire the right to vote, any of the Fund’s outstanding preferred stock.

Pursuant to the Cooperation Agreement, the Fund and DIMA agreed: (i) to hold the Meeting on January 29, 2010 with a record date of December 21, 2009; (ii) to terminate the Rights Agreement between the Fund and The Bank of New York Mellon, as rights agent, dated August 18, 2009; (iii) that the Fund would adopt an amendment to its By-laws providing that the provisions of the Maryland Control Share Acquisition Act will not apply to the acquisition of shares of the Fund’s common stock by any stockholder, so long as such stockholder’s voting power, together with that of certain affiliates of the stockholder, in the election of directors of the Fund (which are to be elected by the holders of common stock of the Fund) remains below one-third of all such voting power; (iv) to use best efforts to solicit proxies to be voted in favor of the Plan at the Meeting; and (v) that if the Plan is not approved by stockholders at the Meeting, a plan of liquidation and dissolution that is materially the same as the Plan will be put to a vote of stockholders at least once each calendar year until December 31, 2012.

The Cooperation Agreement creates certain other legal obligations among the Fund, DIMA and the Covered Stockholders, including certain confidentiality obligations, that are commonly agreed to in arrangements of this nature. A copy of the Cooperation Agreement was included as an exhibit to the Fund’s filing on Form 8-K made with the Securities and Exchange Commission on November 6, 2009.

Board Meetings — Committees of the Board of Directors

The Board of Directors of the Fund met seven (7) times during the fiscal year ended December 31, 2008. Each Director attended at least 75% of all meetings of the Board of Directors and of all meetings of committees of the Board on which he or she served as a regular member. While the Fund does not have a policy with regard to the Directors’ attendance at annual stockholder meetings, typically at least one Director attends each year. One of the Independent Directors attended the Fund’s 2008 annual meeting. The Board of Directors has an Audit Committee, Nominating and Governance Committee, Contract Committee, Equity Oversight Committee, Marketing and Shareholder Services Committee and Operations Committee (which includes a Valuation Sub-Committee). The Board also has a Fixed Income and Quant Oversight Committee which has no responsibility with respect to the Fund. While the Board does not have a compensation committee, the Nominating and Governance Committee reviews compensation matters. The responsibilities of each committee are described below.

Audit Committee: The Audit Committee, which consists entirely of Independent Board Members, assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements, (2) the Fund’s accounting and financial reporting policies and procedures, (3) the Fund’s compliance with legal and regulatory requirements related to accounting and financial reporting and (4) the qualifications, independence and performance of the independent registered public accounting firm for the Fund. It also approves and recommends to the Board the appointment, retention or termination of the independent registered public accounting firm for the Fund, reviews the scope of audit and internal controls, considers and reports to the Board on matters relating to the Fund’s accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate. The Audit Committee receives annual representations from the independent registered public accounting firm as to its independence. The members of the Audit Committee are William McClayton (Chair), Kenneth C. Froewiss (Vice Chair), John W. Ballantine, Henry P. Becton, Jr., Keith R. Fox and William N. Searcy, Jr. During the fiscal year ended December 31, 2008, the Audit Committee of the Fund’s Board held five (5) meetings. A copy of the Fund’s Audit Committee Charter is available at https://www.dws-investments.com/EN/docs/products/Audit_Committee_Charter.pdf.

The Board selected PricewaterhouseCoopers LLP (“PwC”) to act as independent registered public accounting firm for the Fund’s current fiscal year. The Fund’s financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 were audited by PwC. The following table sets forth the aggregate fees billed for professional services rendered by PwC to the Fund during the two most recent fiscal years:

Fiscal Year Ended	Audit Fees	Tax Fees	All Other Fees

December 31, 2007	$61,800	$0	$10,000
December 31, 2008	$63,800	$0	$10,000

“All Other Fees” represents fees for products and services other than “Audit Fees” and “Tax Fees,” including services related to the Fund’s preferred stock.

The following table shows the aggregate amount of fees that PwC billed during the Fund’s last two fiscal years for non-audit services rendered to the Fund, DIMA and any entity controlling, controlled by or under common control with DIMA that provides ongoing services to the Fund (the “Affiliated Service Providers”).

Total Non-Audit Fees
Billed to Investment
		Manager and Affiliated	Total Non-Audit
		Fund Service Providers	Fees Billed to
		(Engagements Related	Investment Manager
	Total	Directly to the	and Affiliated Fund
Fiscal Year	Non-Audit Fees	Operations and Financial	Service Providers (All	Total of
Ended	Billed to Fund	Reporting of the Fund)	Other Engagements)	(A), (B)
December 31	(A)	(B)	(C)	and (C)

2007	$10,000	$25,000	$600,000	$635,000
2008	$10,000	$19,000	$0	$29,000

The Audit Committee approved in advance all audit services and non-audit services that PwC provided to the Fund, and all non — audit services provided to the Investment Manager and any Affiliated Service Provider that related directly to the Fund’s operations and financial reporting.

In accordance with pre-approval procedures approved by the Audit Committee, generally the Audit Committee must pre-approve (i) all services to be performed for the Fund by the Fund’s independent registered public accounting firm and (ii) all non-audit services to be performed by the Fund’s independent registered public accounting firm for DIMA, or any entity controlling, controlled by or under common control with DIMA, with respect to operations and financial reporting of the Fund. The Chairperson or Vice Chairperson of the Fund’s Audit Committee may grant the pre-approval for the non-audit services described above for engagements of less than $100,000. All such delegated pre-approvals shall be presented to the Fund’s Audit Committee no later than the next Audit Committee meeting.

Pursuant to “Procedures for Engagement of Independent Auditors for Audit and Non-Audit Services,” approved by the Fund’s Board of Directors, pre-approval procedures for the engagement of the independent registered public accounting firm to provide any Fund services or any Fund-related services are as follows: (1) a written request addressed to the Audit Committee is prepared detailing the proposed engagement with an explanation as to why the work is proposed to be performed by the independent registered public accounting firm and (2) if time reasonably permits, the request is included in the meeting materials for the upcoming Audit Committee meeting where the Audit Committee will discuss the proposed engagement and approve or deny the request. Should the request require more immediate action, the written request will be e-mailed, faxed or otherwise delivered to the Audit Committee, followed by a telephone call to the Chair of the Audit Committee. The Chair of the Audit Committee may approve or deny the request on behalf of the Audit Committee, or, in the Chair’s discretion, determine to call a special meeting of the Audit Committee for the purpose of considering the proposal. Should the Chair be unavailable, any other member of the Audit Committee may serve as an alternate for the purpose of approving or denying the request.

The Audit Committee for the Fund requested and received information from PwC about any non-audit services that PwC rendered during the Fund’s last fiscal year to DIMA and any Affiliated Service Provider. The Audit Committee considered this in evaluating PwC’s independence. The Fund’s Audit Committee gave careful consideration to the non-audit related services provided by PwC to: (1) the Fund, (2) DIMA and (3) the Affiliated Service Providers. Based in part on certain representations and information provided by PwC, the Audit Committee determined that the provision of these services was compatible with maintaining PwC’s independence.

Representatives of PwC are not expected to be present at the Meeting.

Audit Committee Report for DWS RREEF Real Estate Fund, Inc.

The Audit Committee of the Fund has provided the following report:

In connection with the audited financial statements as of and for the year ended December 31, 2008 included in the Fund’s Annual Report (the “Annual Report”), at a meeting held on February 23, 2009, the Audit Committee considered and discussed the audited financial statements with management and the independent registered public accounting firm, and discussed the audit of such financial statements with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm provided to the Audit Committee the written disclosure and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with representatives of the independent registered public accounting firm their firm’s independence.

PwC has advised the Fund’s Audit Committee that PwC has identified two matters that it determined to be inconsistent with the SEC’s auditor independence rules. In the first instance, an employee of PwC had power of attorney over an account which included DWS funds. The employee did not perform any audit services for the DWS funds, but did work on a non-audit project for Deutsche Bank AG. In the second instance, an employee of PwC served as a nominee shareholder (effectively equivalent to a trustee) of various companies/trusts since 2001. Some of these companies held shares of Aberdeen Asset Management, Inc., a sub advisor to certain DWS funds, and of certain funds sponsored by subsidiaries of Deutsche Bank AG. The trustee relationship has ceased. PwC informed the Audit Committee that these matters could have constituted an investment in an affiliate of an audit client in violation of the SEC’s Rule 2-01(c)(1) of Regulation S-X. PwC advised the Audit Committee that PwC believes its independence had not been impaired as it related to the audits of the Fund. In reaching this conclusion, PwC noted that during the time of its audit, the engagement team was not aware of the investment and that PwC does not believe these situations affected PwC’s ability to act objectively and impartially and to issue a report on financial statements as the Fund’s independent auditor.

The members of the Audit Committee of the Board of Directors are not professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management or internal control. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on its consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm and subject to the limitation on the responsibilities and role of the Audit Committee set forth in the Audit Committee Charter and those discussed above, the Audit Committee of the Fund recommended to the Board of Directors of the Fund that the audited financial statements be included in the Fund’s Annual Report.

Submitted by the Audit Committee of the Fund’s Board of Directors. For the period covered by this report, the Audit Committee of the Fund was comprised of: John W. Ballantine, Henry P. Becton, Jr., Keith R. Fox, Kenneth C. Froewiss, William McClayton and William N. Searcy, Jr.

Nominating and Governance Committee: The Nominating and Governance Committee, which consists entirely of Independent Board Members, recommends individuals for membership on the Board, nominates officers, Board and committee chairs, vice chairs and committee members, and oversees the operations of the Board. The Nominating and Governance Committee has not established specific, minimum qualifications that must be met by an individual to be considered by the Nominating and Governance Committee for nomination as a Director. The Nominating and Governance Committee may take into account a wide variety of factors in considering Director candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities to the Board of Directors, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise and (v) an assessment of the candidate’s ability, judgment and expertise. The Nominating and Governance Committee reviews recommendations by stockholders for candidates for Board positions on the same basis as candidates recommended by other sources. Stockholders may recommend candidates for Board positions by forwarding their correspondence by U.S. mail or courier service to Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904. The members of the Nominating and Governance Committee are Henry P. Becton, Jr. (Chair), Rebecca W. Rimel (Vice Chair), Paul K. Freeman and William

McClayton. During the fiscal year ended December 31, 2008, the Nominating and Governance Committee of the Fund’s Board held four (4) meetings. A copy of the Fund’s Nominating and Governance Committee Charter is available at https://www.dws-investments.com/EN/docs/products/Nominating_and_Goverance_Committee.pdf.

Contract Committee: The Contract Committee, which consists entirely of Independent Board Members, reviews at least annually, (a) the Fund’s financial arrangements with DIMA and its affiliates, and (b) the Fund’s expense ratios. The members of the Contract Committee are Robert H. Wadsworth (Chair), Keith R. Fox (Vice Chair), Henry P. Becton, Jr., Richard J. Herring, William McClayton and Jean Gleason Stromberg. During the fiscal year ended December 31, 2008, the Contract Committee of the Fund’s Board held seven (7) meetings.

Equity Oversight Committee: The Equity Oversight Committee reviews the investment operations of the Fund. The members of the Equity Oversight Committee are John W. Ballantine (Chair), William McClayton (Vice Chair), Henry P. Becton, Jr., Keith R. Fox, Richard J. Herring and Rebecca W. Rimel. During the fiscal year ended December 31, 2008, the Equity Oversight Committee of the Fund’s Board held five (5) meetings.

Marketing and Shareholder Services Committee: The Marketing and Shareholder Services Committee reviews the Fund’s marketing program, sales practices and literature, and shareholder services. The Marketing and Shareholder Services Committee also considers matters relating to fund mergers and liquidations and the organization of new funds. The members of the Marketing and Shareholder Services Committee are Richard J. Herring (Chair), Dawn-Marie Driscoll (Vice Chair), Rebecca W. Rimel, Jean Gleason Stromberg and Robert H. Wadsworth. During the fiscal year ended December 31, 2008, the Marketing and Shareholder Services Committee of the Fund’s Board held four (4) meetings.

The Operations Committee: The Operations Committee reviews the administrative operations, legal affairs and general compliance matters of the Fund. The Operations Committee reviews administrative matters related to the operations of the Fund, policies and procedures relating to portfolio transactions, custody arrangements, fidelity bond and insurance arrangements, valuation of Fund assets and securities and such other tasks as the full Board deems necessary or appropriate. The Operations Committee also oversees the valuation of the Fund’s securities and other assets and determines, as needed, the fair value of Fund securities or other assets under certain circumstances as described in the Fund’s valuation procedures. The Operations Committee has appointed a Valuation Sub-Committee, which may make determinations of fair value required when the Operations Committee is not in session. The members of the Operations Committee are Dawn-Marie Driscoll (Chair), John W. Ballantine (Vice Chair), Kenneth C. Froewiss, Rebecca W. Rimel and William N. Searcy, Jr.

The members of the Valuation Sub-Committee are Kenneth C. Froewiss (Chair), John W. Ballantine, Dawn-Marie Driscoll (Alternate), Rebecca W. Rimel (Alternate) and William N. Searcy, Jr. (Alternate). During the fiscal year ended December 31, 2008, the Operations Committee of the Fund’s Board held four (4) meetings and the Valuation Sub-Committee held three (3) meetings.

Ad Hoc Committees: In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

The Board of Directors of the Fund has adopted a process for stockholders to send communications to the Board of Directors. Stockholders may mail written communications to the attention of the Board of Directors, care of Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, Florida 33904.

Officers of the Fund

The following persons are officers of the Fund:

Name, Year of Birth,
Position with the Fund and	Business Experience and
Length of Time Served(1)	Directorships During the Past 5 Years

Michael G. Clark(2) (1965) President, 2006-present	Managing Director(3), Deutsche Asset Management (2006-present); President of DWS family of funds; Director, ICI Mutual Insurance Company (since October 2007); formerly: Director of Fund Board Relations (2004-2006) and Director of Product Development (2000-2004), Merrill Lynch Investment Managers; Senior Vice President Operations, Merrill Lynch Asset Management (1999-2000)
John Millette(4) (1962) Vice President and Secretary, 1999-present	Director(3), Deutsche Asset Management
Paul H. Schubert(2) (1963) Chief Financial Officer, 2004-present Treasurer, 2005-present	Managing Director(3), Deutsche Asset Management (since July 2004); formerly: Executive Director, Head of Mutual Fund Services and Treasurer for UBS Family of Funds (1998-2004); Vice President and Director of Mutual Fund Finance at UBS Global Asset Management (1994-1998)

Name, Year of Birth,
Position with the Fund and	Business Experience and
Length of Time Served(1)	Directorships During the Past 5 Years

Caroline Pearson(4) (1962) Assistant Secretary, 1997-present	Managing Director(3), Deutsche Asset Management
Rita Rubin(5) (1970) Assistant Secretary, 2009-present	Vice President and Counsel, Deutsche Asset Management (since October 2007); formerly, Vice President, Morgan Stanley Investment Management (2004-2007); Attorney, Shearman & Sterling LLP (2004); Director and Associate General Counsel, UBS Global Asset Management (US) Inc. (2001-2004)
Paul Antosca(4) (1957) Assistant Treasurer, 2007-present	Director(3), Deutsche Asset Management (since 2006); formerly: Vice President, The Manufacturers Life Insurance Company (U.S.A.) (1990-2006)
Jack Clark(4) (1967) Assistant Treasurer, 2007-present	Director(3), Deutsche Asset Management (since 2007); formerly: Vice President, State Street Corporation (2002-2007)
Diane Kenneally(4) (1966) Assistant Treasurer, 2007-present	Director(3), Deutsche Asset Management
Jason Vazquez(5) (1972) Anti-Money Laundering Compliance Officer, 2007-present	Vice President, Deutsche Asset Management (since 2006); formerly: AML Operations Manager for Bear Stearns (2004-2006); Supervising Compliance Principal and Operations Manager for AXA Financial (1999-2004)
Robert Kloby(5) (1962) Chief Compliance Officer, 2006-present	Managing Director(3), Deutsche Asset Management
J. Christopher Jackson(5) (1951) Chief Legal Officer, 2006-present	Director(3), Deutsche Asset Management (2006-present); formerly: Director, Senior Vice President, General Counsel, and Assistant Secretary, Hansberger Global Investors, Inc. (1996-2006); Director, National Society of Compliance Professionals (2002-2005) (2006-2009)

(1)	The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.

(2)	Address: 345 Park Avenue, New York, New York 10154.

(3)	Executive title, not a board directorship.

(4)	Address: One Beacon Street, Boston, Massachusetts 02108.

(5)	Address: 280 Park Avenue, New York, New York 10017.

Compensation of Directors and Certain Officers

Each Independent Director receives compensation from the Fund for his or her services as an annual retainer. No additional compensation is paid to any Independent Director for travel time to meetings, attendance at directors’ educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences or service on special fund industry director task forces or subcommittees. Independent Directors do not receive any employee benefits such as pension or retirement benefits or health insurance from the Fund or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of Deutsche Asset Management or its affiliates receive no direct compensation from the Fund, although they are compensated as employees of Deutsche Asset Management or its affiliates, and as a result may be deemed to participate in fees paid by the Fund. The following table shows compensation from the Fund and aggregate compensation from all of the funds in the DWS fund complex received by each Independent Director or Nominee during the fiscal year ended December 31, 2008. Mr. Axel Schwarzer is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund who resigned as a director of the Fund effective November 18, 2009. As an interested person of the Fund, Mr. Schwarzer received no compensation from the Fund or any fund in the DWS fund complex during the relevant periods.

	Aggregate	Total Compensation
	Compensation	from Fund and
Name of Board Member/Nominee	from Fund	DWS Fund Complex(1)

John W. Ballantine	$501	$237,500
Henry P. Becton, Jr.(2)	$243	$246,000
Dawn-Marie Driscoll(2)(3)	$277	$292,500
Keith R. Fox(2)	$234	$229,500
Paul K. Freeman	$178	$255,000
Kenneth C. Froewiss	$234	$226,750
Richard J. Herring(2)	$243	$240,000
William McClayton(4)	$518	$257,500
Rebecca W. Rimel(2)	$234	$233,500
William N. Searcy, Jr.	$243	$238,000
Jean Gleason Stromberg	$234	$225,500
Robert H. Wadsworth	$518	$273,500

(1)	The DWS fund complex was composed of 136 funds as of December 31, 2008.

(2)	Aggregate compensation includes amounts paid to the Board Members for special meetings of ad hoc committees of the Board in connection with the consolidation of the DWS fund boards and various funds, meetings for considering fund expense simplification initiatives, and meetings for consideration of issues specific to the Fund’s direct stockholders (i.e., those stockholders who did not purchase shares through financial intermediaries). Such amounts totaled $8,000 for Mr. Becton, $2,000 for Ms. Driscoll, $2,000 for Mr. Fox, $2,000 for Dr. Herring and $8,000 for Ms. Rimel. These meeting fees were borne by the funds.

(3)	Includes $70,000 in annual retainer fees received by Ms. Driscoll as Chairperson of certain DWS funds.

(4)	Includes $15,000 paid to Mr. McClayton for numerous special meetings of an ad hoc committee of the former Chicago Board in connection with board consolidation initiatives.

None of the Independent Directors or Nominees or their family members had any interest in DIMA, RREEF America L.L.C. (“RREEF”), or any person directly or indirectly controlling, controlled by, or under common control with DIMA or RREEF as of December 31, 2008, except for holdings described under “Information Concerning Nominees” and “Information Concerning Continuing Directors.”

DIMA supervises the Fund’s investments, pays the compensation and certain expenses of its personnel who serve as Directors and officers of the Fund, and receives a management fee for its services. All of the Fund’s officers are also officers, directors or employees of Deutsche Asset Management, although the Fund makes no direct payments to them.

The Adviser

DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment adviser for the Fund and is part of DWS Investments. Under the oversight of the Board of the Fund, DIMA, or the Subadviser (as defined below), makes investment decisions, buys and sells securities for the Fund and conducts research that leads to these purchase and sale decisions. DIMA also provides administrative services to the Fund. DIMA provides a full range of global investment advisory services to institutional and retail clients.

Because the Fund would be unable to provide indemnification or advancement of expenses to the Fund’s Independent Directors in the event claims arise after its liquidation and dissolution, as has been the case for other DWS funds liquidated in recent years, DIMA has agreed to indemnify and hold harmless each Independent Director against liabilities and expenses arising by reason of the fact that the Independent Director was a director of the Fund. However, DIMA is not required to pay costs or expenses or to provide indemnification under the agreement to or for any Independent Director for any liability of the Independent Director to which such Independent Director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of such Independent Director’s duties as a director of the Fund as determined in a final adjudication in such proceeding or action.

DWS Investments is part of Deutsche Bank’s Asset Management division (“DeAM”) and, within the U.S., represents the retail asset management activities of Deutsche Bank AG, DIMA, Deutsche Bank Trust Company Americas and DWS Trust Company. DeAM is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles. DIMA is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.

The Subadviser

RREEF America L.L.C. (the “Subadviser”), an indirect, wholly owned subsidiary of Deutsche Bank AG, is the subadviser for the Fund. The Subadviser, a registered investment advisor, is located at 875 N. Michigan Avenue, Chicago, Illinois 60611. DIMA pays a fee to the Subadviser for its services to the Fund.

The Subadviser has provided real estate investment management services to institutional investors since 1975 across a diversified portfolio of industrial properties, office buildings, residential apartments and shopping centers.

Other Matters

The Board of Directors does not know of any matters to be brought before the Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

Miscellaneous

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of DIMA. The Fund has retained Georgeson Inc. (“Georgeson”), 199 Water Street, New York, New York 10038 to assist in the proxy solicitation and tabulation of votes. The cost of its services is estimated at $10,000, plus expenses. The costs and expenses connected with the solicitation of the proxies and with any further proxies which may be solicited by the Fund’s officers or Georgeson, in person or by telephone, will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

As the Meeting date approaches, certain stockholders may receive a telephone call from a representative of Georgeson. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. If proxies are obtained telephonically, they will be recorded in accordance with procedures that are consistent with applicable law and that the Fund believes are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this proxy statement or attend in person. Should stockholders require additional information regarding the proxy or a replacement proxy card, they may contact Georgeson toll-free at 1-800-905-7281. Any proxy given by a stockholder is revocable until voted at the Meeting.

The order of business, which may differ from the order specified in the Notice of Annual Meeting of Stockholders, and all other matters of procedure at the Meeting, shall be determined by the chairman of the Meeting.

Whether or not a quorum is present at the Meeting, under the Fund’s bylaws the chairman of the Meeting or the stockholders entitled to vote at the Meeting, present in person or represented by proxy, have the power to adjourn the Meeting or any adjournment thereof (in each case, with respect to one or more matters), from time to time, without notice other than announcement at the meeting being adjourned, to a date not more than 120 days after the Record Date. Any vote taken with respect to a matter at the Meeting will be deemed final notwithstanding the adjournment of the Meeting with respect to one or more other matters. At such adjourned meeting at which a quorum is present any business which might have been transacted at the original Meeting may be transacted. Any adjournment with respect to one or more matters put to a stockholder vote will require the affirmative vote of a majority of the votes cast with respect to the matter or matters to be adjourned. On any adjournment(s) put to a stockholder vote, the persons named as proxies on the enclosed proxy card will exercise their best judgment to vote as they deem to be in the best interests of stockholders. Once duly called and convened, under the Fund’s bylaws, the stockholders present either in person or by proxy at the Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

The costs of any additional solicitation by the Fund and of any adjourned session will be borne by the Fund.

One Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of the Proxy Statement, which will be delivered promptly upon written or oral request, or for instructions as to how to request a single copy if multiple copies are received, stockholders should call 800-349-4281 or write to the Fund at 345 Park Avenue, New York, New York 10154.

Stockholder Proposals

The Fund’s current bylaws provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the current bylaws generally must be delivered to the Secretary of the Fund, John Millette, c/o Deutsche Asset Management, Inc., One Beacon Street, Boston, Massachusetts, 02108. The Fund’s bylaws provide that, to be considered timely, such written notice must be delivered not less than 90 nor more than 120 days prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of such meeting is first made. Accordingly, if the Fund’s next Annual Meeting is held within 30 days before or after January 29, 2011, a stockholder nomination or proposal intended to be considered at the next Annual Meeting must be received by the Secretary of the Fund on or after September 2, 2010, and on or prior to October 2, 2010. However, under the rules of the SEC, if a stockholder wishes to submit a proposal for possible inclusion in the Fund’s proxy statement for its next annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the Fund must receive it on or before September 2, 2010. All nominations and proposals must be in writing and must conform to the requirements of the bylaws of the Fund.

By order of the Board of Directors,

John Millette,
Secretary

One Beacon Street
Boston, Massachusetts 02108
December 30, 2009

APPENDIX

INSTRUCTIONS FOR SIGNING PROXY CARD

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Each party must sign, and the name or names of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signatures

Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

EXHIBIT A

NOMINEE/DIRECTOR SHARE OWNERSHIP

As of December 21, 2009, the Directors/Nominees and the officers of the Fund as a whole owned less than 1% of the outstanding shares of the Fund.

The following tables show the dollar range of equity securities beneficially owned and the number of shares beneficially owned by each Director or Nominee in the Fund as of December 21, 2009.

Each Director or Nominee owns more than $100,000 of shares on an aggregate basis in all DWS funds overseen by the Director or Nominee as of December 21, 2009.

	Dollar Range of Equity	Aggregate Dollar Range
	Securities Owned in	of Equity Securities
Director/Nominee	the Fund	Owned in All DWS Funds

John W. Ballantine	$0	Over $	100,000
Henry P. Becton, Jr.	$1-10,000	Over $	100,000
Dawn-Marie Driscoll	$1-10,000	Over $	100,000
Keith R. Fox	$0	Over $	100,000
Paul K. Freeman	$0	Over $	100,000
Kenneth C. Froewiss	$1-10,000	Over $	100,000
Richard J. Herring	$1-10,000	Over $	100,000
William McClayton	$0	Over $	100,000
Rebecca W. Rimel	$0	Over $	100,000
William N. Searcy, Jr.	$0	Over $	100,000
Jean Gleason Stromberg	$0	Over $	100,000
Robert H. Wadsworth	$0	Over $	100,000

A-1

Number of Shares Beneficially
Director/Nominee	Owned in the Fund

John W. Ballantine	0
Henry P. Becton, Jr.	900
Dawn-Marie Driscoll	200
Keith R. Fox	0
Paul K. Freeman	0
Kenneth C. Froewiss	500
Richard J. Herring	900
William McClayton	0
Rebecca W. Rimel	0
William N. Searcy, Jr.	0
Jean Gleason Stromberg	0
Robert H. Wadsworth	0

A-2

EXHIBIT B

DWS RREEF REAL ESTATE FUND, INC.
PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of DWS RREEF Real Estate Fund, Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s charter.

WHEREAS, the Fund’s Board of Directors (the “Board”), at a meeting of the Board held on September 11, 2009 has deemed that, in its judgment, it is advisable to liquidate and dissolve the Fund, has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective upon the approval of the Plan by the affirmative vote of the holders of the requisite number of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan (the “Effective Date”).

2. Cessation of Business. After the Effective Date, the Board will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders, and doing all other acts required to liquidate and wind up its business and affairs. In no event may the Cessation Date occur later than December 31, 2010.

3. Restriction of Transfer of Common Shares. The proportionate interests of common stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund shall be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates, and the Fund’s common shares will cease to be traded on NYSE Amex.

4. Notice of Liquidation. As soon as practicable after the Cessation Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the stockholders and that the Fund will be liquidating its assets.

5. Liquidation of Assets. After the Effective Date, the Fund may, but is not required to, commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, U.S. cash or U.S. cash equivalents. As soon as is reasonable and practicable after the Cessation Date, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6. Payment of Debts. Prior to any payments to stockholders pursuant to Section 7 or Section 8, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund’s books and to discharge such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund (collectively, the “Liabilities”).

7. Liquidation Preference for Preferred Shares. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities, the Fund will distribute to the holders of its preferred shares a liquidating distribution in the amount of $25,000 per share, plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution (whether or not declared by the Board, but excluding interest thereon) (the “Liquidation Preference”). Such preferred stockholders shall be entitled to no further participation in any distribution or payment in connection with the liquidation or dissolution of the Fund.

If the assets of the Fund available for distribution among holders of all outstanding shares of preferred stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of all outstanding shares of preferred stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until such payment in full has been made to the holders of all outstanding shares of preferred stock, no dividends or distributions will be made to holders of common shares of the Fund. It is intended that any and all amounts of a Liquidation Preference comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

8. Liquidating Distribution for Common Shares. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities and payment of the Liquidation Preference, the Fund will, to the extent not prohibited by the Fund’s governing documents and applicable law, (A) pay a dividend to common stockholders, pro rata in accordance with their proportionate interests in the Fund, equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the “Code”), on investment company taxable income (computed without regard to any deduction for dividends paid), any net tax-exempt interest income, and net capital gain for each of the Fund’s (a) most recently completed taxable year, provided such dividend is timely declared, and (b) the taxable period ending on the date as of which the Fund determines it will have distributed substantially all of the assets and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income and (B) distribute to common stockholders, pro rata in accordance with their proportionate interests in the Fund, all of the remaining net assets of the Fund, in complete cancellation and redemption of the outstanding shares of common stock of the Fund ((A) and (B) are collectively referred to herein as the “Liquidation Distribution”). The Fund may pay the Liquidation Distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio securities. After the Liquidation Distribution, the Fund may make one or more subsequent distributions to common stockholders (e.g., cash or other assets retained to pay Liabilities in excess of the amounts ultimately required) at the time and under the conditions established by the Board.

The dividend described in clause (A) above shall be paid pursuant to a separate resolution by the Board authorizing such dividend. The Board may determine the record date and payment date for such dividend. It is intended that any and all amounts of a Liquidation Distribution to common stockholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

All common stockholders will receive information concerning the sources of the Liquidation Distribution.

9. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan, including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

10. Power of Board. The Board and, subject to the direction of the Board, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL, any exchange on which the Fund’s shares are traded or any other applicable laws. The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

11. Additional Tax Matters. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331 of the Code.

Within thirty (30) days after the date of the adoption of this Plan by the Fund’s stockholders, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.

12. Amendment or Abandonment of Plan. The Board shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

13. De-registration under the 1940 Act. Following the Cessation Date, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final report on Form N-SAR (a semi-annual report) with the SEC and perform any other action as shall be required by applicable law with respect to de-registration. To the extent that sufficient amounts have been set aside pursuant to Section 6, the costs related to any filings with respect to de-registration will be expenses of the Fund.

14. Articles of Dissolution. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund’s Articles of Incorporation. As soon as the Board deems appropriate and pursuant the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

15. Power of the Directors. Implementation of this Plan shall be under the direction of the Board, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

YOUR VOTE IS IMPORTANT Please complete, date, sign and return your proxy card in the enclosed postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646 as soon as possible. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE P R OX Y DWS RREEF REAL ESTATE FUND, INC. New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 10:00 a.m., Eastern time, on January 29, 2010 The undersigned hereby appoint(s) J. Christopher Jackson, John Millette and Rita Rubin, and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of the Fund that the undersigned is entitled in any capacity to vote at the above-stated Annual Meeting of Stockholders, and at any and all adjournment(s) or postponement(s) thereof (the “Meeting”). This proxy revokes all prior proxies given by the undersigned. mportant Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 29, 2010. The proxy statement is available at www.envisionreports.com/rreef. ll properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposals 2 and 3. Receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement is hereby acknowledged. (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL t Please mark votes as in this example. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND YOUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 2 AND 3. ELECTION OF DIRECTORS—PLEASE VOTE FOR 1. Proposal 1 to be voted by Preferred Stockholders only. 2. To consider and vote upon the election of Ms. Rebecca W. Rimel, Messrs. William McClayton and William N. Searcy, Jr. as Class III Directors of the Fund, each to hold office for a term of three years and until her or his respective successor has been duly elected and qualifies. If you wish to withhold authority to vote for any individual nominee(s), check the box marked WITHHOLD listed above, and write the name(s) of the nominee(s) that you wish to withhold authority to vote on the line above. LIQUIDATION—PLEASE VOTE FOR 3. To consider and vote upon the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution. Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this proxy card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. FOR AGAINST ABSTAIN Date Signature Signature (if held jointly) Title or Authority

YOUR VOTE IS IMPORTANT Please complete, date, sign and return your proxy card in the enclosed postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646 as soon as possible. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE DWS RREEF REAL ESTATE FUND, INC. PREFERRED ANNUAL MEETING OF STOCKHOLDERS New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 10:00 a.m., Eastern time, on January 29, 2010 P R O X Y The undersigned hereby appoint(s) J. Christopher Jackson, John Millette and Rita Rubin, and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of the Fund that the undersigned is entitled in any capacity to vote at the above-stated Annual Meeting of Stockholders, and at any and all adjournment(s) or postponement(s) thereof (the “Meeting”). This proxy revokes all prior proxies given by the undersigned. Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 29, 2010. The proxy statement is available at www.envisionreports.com/rreef. All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposals 1, 2 and 3. Receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement is hereby acknowledged. (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.) DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

Please mark votes as in this example. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND YOUR BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. ELECTION OF DIRECTORS—PLEASE VOTE FOR FOR WITHHOLD 1. To consider and vote upon the election of Mr. Kenneth C. Froewiss as a Class III Director of the Fund, to hold office for a term of three years and until his successor has been duly elected and qualifies. FOR WITHHOLD 2. To consider and vote upon the election of Ms. Rebecca W. Rimel, Messrs. William McClayton and William N. Searcy, Jr. as Class III Directors of the Fund, each to hold office for a term of three years and until her or his respective successor has been duly elected and qualifies. If you wish to withhold authority to vote for any individual nominee(s), check the box marked WITHHOLD listed above, and write the name(s) of the nominee(s) that you wish to withhold authority to vote on the line above. LIQUIDATION—PLEASE VOTE FOR FOR AGAINST ABSTAIN 3. To consider and vote upon the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution. Date , 2010 Signature Signature (if held jointly) Title or Authority Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this proxy card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.